Exhibit 10.26
First Amendment to Employment Agreement with David B. Lee

                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT

      This Amendment No. 1 to Employment Agreement ("Amendment") is made and dated as of December 19, 2005 by and between Omega Financial Corporation, a Pennsylvania corporation, ("Company"), and David B. Lee ("Executive").

                                   Background

         Executive and Company are parties to an Employment Agreement dated as of January 1, 2004 (the "Employment Agreement"). Executive and Company desire to amend the Employment Agreement on the terms set forth herein to modify the duties of Executive thereunder and to extend the term of employment of the Executive until December 31, 2007.

      IN CONSIDERATION of the mutual agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

      1. Section 2 of the Employment Agreement is amended and restated to read hereinafter as follows:

      "2. Duties. Executive will be employed in the position of Chairman of the Board, President and Chief Executive Officer of the Company and the Chairman of the Board of the Bank; provided, however, that effective as of the close of business on December 31, 2005, Executive shall be employed only in the positions of Chairman of the Board of the Company and the Bank, without any diminution in the salary and fringe benefits payable hereunder. Executive shall report only to the Board of Directors of the Company and the Bank."

      2. Section 4.1 of the Employment Agreement is amended and restated to read hereinafter as follows:

      "4.1 Except in the case of earlier termination as provided in this Section 4 and in Sections 7 and 8 hereof, this Agreement shall be for a term ending on December 31, 2007 (the "Term")."

      3. Section 5 of the Employment Agreement is amended and restated to read hereinafter as follows:

      "5. Compensation. Company shall pay to Executive a salary at the annual rate of Fifty Thousand Dollars ($50,000) in each of calendar year 2006 and calendar year 2007, payable in accordance with Company's normal payroll practices. Company shall deduct or cause to be deducted from this salary all taxes and amounts required by law to be withheld, as well as all amounts due from Executive with respect to employee benefit plans in which Executive participates."

      4. Except as set forth herein, the Employment Agreement shall continue in full force and effect in accordance with its terms. The provisions of Section 15 of the Employment Agreement are incorporated by reference herein as if fully set forth herein.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

OMEGA FINANCIAL CORPORATION                          EXECUTIVE


By: /s/ Robert  A. Szeyller                         /s/ David B. Lee
    --------------------------------                --------------------
Print name: Robert A. Szeyller                      David B. Lee
Print title: Chairman, Compensation Committee


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